                                                                    EXHIBIT 10.3
                                                                    ------------


                          SECURITIES PURCHASE AGREEMENT

                                   dated as of

                                October 16, 2001

                                  by and among

                               ProsoftTraining.com
                                 as the Issuer,

                                       and

                       Hunt Capital Growth Fund II, L.P.,
                                as the Purchaser

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT, (this "Agreement") is dated as of this 16th day of October, 2001, between ProsoftTraining.com (the "Company") and the Hunt Capital Growth Fund II, L.P. (the "Purchaser").

                                R E C I T A L S:

         WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser desires to purchase from the Company, a Subordinated Secured Convertible Note (in the Form attached hereto as Exhibit A, the "Convertible
                                                 ---------
Note") in the principal amount of $2,500,000 (the "Principal Amount"); and

         WHEREAS, the terms of the Convertible Note will permit the Purchaser to convert the Convertible Note, in whole or in part, into shares of the Company's Common Stock (the "Conversion Shares") subject to the terms and conditions of the Convertible Note; and

         WHEREAS, the Purchaser will have certain registration rights with respect to the Conversion Shares as set forth in that certain Registration Rights Agreement by and between the Company and the Purchaser, executed as of November 22, 1999 (as amended by the First Amendment to Registration Rights Agreement attached hereto as Exhibit B, the "Amended Registration Rights
                             ---------
Agreement"); and

         WHEREAS, in connection with the Purchaser's execution of this Agreement and its purchase of the Convertible Note, the Company is entering into the Rights Agreement attached hereto as Exhibit C (the "Rights Agreement");
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                I.  DEFINITIONS

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Acceleration Event" shall have the meaning set forth in the Convertible Note.

         "Advisory Fee" means a fee of $20,000 payable by the Company to Hunt Capital Growth, L.P. or its designee on the Closing Date.

         "Affiliate" means, at any time, a Person (other than the Purchaser) (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company; (b) that beneficially owns or holds five percent (5%) or more of any class of the Common Stock (c) five percent (5%) or more of the voting stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a subsidiary; or (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any subsidiary, at such time.

         "Agreement" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Amended Registration Rights Agreement" has the meaning set forth in the recital to this Agreement.

         "Balance Sheet Date" has the meaning set forth in Section 3.7.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

         "Benefit Plans" has the meaning set forth in Section 3.9(b).

         "Board" shall mean the Company's Board of Directors.

         "Broker's Fees" has the meaning set forth in Section 8.6.

         "Business Day" means a day other than a Saturday, a Sunday or a day on which banks in Dallas, Texas are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

          "Closing Date" means the date on which all of the conditions set forth in Sections 5.1 and 5.2 shall have been satisfied and the Convertible Note is issued to the Purchaser.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

         "Common Stock" means the voting common stock, $0.001 par value per share, of the Company.

         "Company" means ProsoftTraining.com, a Nevada corporation, and its successors.

         "Company Corporate Documents" means the certificate of incorporation and by-laws of the Company.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

         "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Conversion Shares" has the meaning set forth in the Recitals to this Agreement.

         "Convertible Note" has the meaning set forth in the Recitals to this Agreement.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others guaranteed by such Person.

         "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

         "Distribution" means, as to any Person, (i) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, member, shareholder or other equity holder) of, any partnership interest, membership interest or shares of capital stock or other equity interest of such Person or (b) any purchase, redemption, or other acquisition or retirement for value of membership interest, partnership interest or any shares of capital stock or other equity interest of such Person.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expense Reimbursement Fee" has the meaning set forth in Section 8.4.

         "GAAP" has the meaning set forth in Section 1.2.

         "Intellectual Property" has the meaning set forth in Section 3.20.

         "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

         "Lien" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Listing Applications" has the meaning set forth in Section 3.4.

         "Major Investor" means the Purchaser as long as the Purchaser and/or any Affiliate of the Purchaser continues to own at least 1,000,000 Purchaser Shares.

         "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

         "Nasdaq Market" means the Nasdaq Stock Market's National Market System, including the Nasdaq National Market on which the Company's stock currently trades.

         "Net Cash Proceeds" means, with respect to a Qualified Public Offering, the total amount of cash proceeds received by the Company or any Subsidiary less reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction.

         "New Securities" has the meaning set forth in Section 6.14.

         "Notice of Conversion" means the notice to be delivered by the holder of the Convertible Note to the Company informing the Company of the election to convert all or a portion of the Convertible Note.

         "Officer's Certificate" shall mean a certificate executed by the chief executive officer of the Company in the form of Exhibit E attached hereto.
                                                ---------

         "Operating Leases" means operating leases, as defined in accordance with GAAP.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

         "Permitted Indebtedness" shall have the meaning set forth in Section
7.3.

         "Permitted Senior Indebtedness" means Debt incurred by the Company in amount up to one million dollars ($1,000,000) which may rank senior in right of payment to the obligations of the Company under the Convertible Note.

         "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA group.

         "Prepayment Notice" shall have the meaning set forth in the Convertible Note.

         "Principal Amount" shall have the meaning set forth in the Recitals to this Agreement.

         "Prior Securities Purchase Agreement" means that certain Securities Purchase Agreement entered into by the Purchaser and the Company as of November 22, 1999, as amended as of the date hereof.

         "Rights Agreement" means that certain agreement by and between the Company and the Purchaser attached hereto as Exhibit C.
                                             ---------

         "Property" means any amount of cash or any interest in any land or property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Purchaser" means Hunt Capital Growth Fund II, L.P., a Delaware limited partnership.

         "Purchaser's Designee" shall have the meaning set forth in
Section 6.15.

         "Purchaser Shares" means collectively the sum of the shares of Common Stock owned by the Purchaser (or its Affiliates) together with the shares of Common Stock issuable to the Purchaser or its Affiliates as Warrant Shares and/or Conversion Shares.

         "Qualified Public Offering" means a firm commitment underwritten public offering of the Company's Common Stock which (i) results in Net Cash Proceeds to the Company of not less than $20,000,000, and (ii) is offered at a per share price equal to or greater than $0.795 per share.

         "Reimbursement Expense Fee" has the meaning set forth in Section 8.4.

         "Restricted Payments" means, with respect to any Person, (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of capital stock or other securities of, such Person and
(b) any management, consulting or other similar fees, or any interest thereon, payable by such Person to any Affiliate of such Person (other than the Company), or to any other Person other than an unrelated third party; provided, however,
                                                            --------  -------
that Restricted Payments shall not include any arms length consulting agreements with consultants of the Company which are approved by the Board.

         "SEC Reports" shall have the meaning set forth in Section 3.7.

         "Securities" means the Convertible Note and any Conversion Shares.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" shall have the meaning set forth in Section 2.4.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

         "Subsidiary Corporate Documents" means the certificates of incorporation and by-laws of each Subsidiary.

         "Trading Day" shall mean any Business Day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

         "Transaction Agreements" means this Agreement, the Convertible Note, the Rights Agreement, the Security Agreement and the Amended Registration Rights Agreement.

         "Warrant Shares" means the 350,000 shares of Common Stock (subject to adjustment) issuable to the Purchaser upon exercise of the Purchaser's Common Stock Purchase Warrants issued by the Company on November 22, 1999 in connection with the Prior Securities Purchase Agreement and the Warrant Agreement executed in connection therewith, all of which on the Closing Date shall be fully vested (respectively the "Warrants" and the "Warrant Agreement").

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes made in concurrence with the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.


                                   ARTICLE II

           PURCHASE AND SALE OF SECURITIES; VESTING OF WARRANT SHARES

         SECTION 2.1. Issuance of the Convertible Note. Subject to the terms and conditions set forth herein, the Company agrees to issue to the Purchaser the Convertible Note and to enter into the other Transaction Documents in exchange for the Purchaser advancing to the Company the Principal Amount.

         SECTION 2.2 Payment. On the Closing Date, subject to the satisfaction of all terms and conditions set forth herein, the Purchaser shall deliver by wire transfer to the Company immediately available funds in an amount equal to the Principal Amount.

         SECTION 2.3 Closing. Subject to satisfaction of the conditions set forth in Sections 5.1 and 5.2 hereof, the Closing Date shall occur on October 16, 2001, or such other date as the parties shall mutually agree upon.

         SECTION 2.4 Collateral. To secure the payment and performance of the Company's obligation under the Convertible Note and the other Transaction Documents, the Company shall grant to the Purchaser a security interest in all or substantially all of the Company's assets as described in a Security Agreement in the form attached hereto as Exhibit D (the "Security Agreement").
                                         ---------

         SECTION 2.5 Warrant Acceleration. On the Closing Date, the Company hereby agrees that all of the remaining unvested portion of the Warrant Shares shall be fully vested, notwithstanding the existing terms of the Warrants and the Warrant Agreement, such that all 350,000 Warrant Shares (subject to adjustment as provided therein) are fully vested and currently fully exercisable. The Company and the Purchaser hereby agree and acknowledge that the terms of the Warrants and the Warrant Agreement are hereby amended to the extent necessary to effect the acceleration of the Warrants provided for in this
Section 2.5.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser, as of the Closing Date, the following:

         SECTION 3.1. Organization and Qualification. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3.1 sets forth a list of all Subsidiaries and the country or jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect.

         SECTION 3.2.   Authorization and Execution.

                  (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

                  (b) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

                  (c) This Agreement has been duly executed and delivered by the Company.

                  (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the other Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

         SECTION 3.3. Capitalization. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule
3.3 hereto and no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule 3.3 hereto, as of the date hereof,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Amended Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Conversion Shares. The Company has furnished to the Purchaser true and correct copies of the Company's Corporate Documents, and of all securities convertible into or exercisable for Common Stock (a list of such securities, and a summary of the material terms thereof, being attached hereto as Schedule 3.3).

         SECTION 3.4. Governmental Authorization. The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect,
(c) listing applications ("Listing Applications") to be filed with the Nasdaq Market relating to the Conversion Shares and the Warrant Shares, and (d) the filing of a "Form D" as described in Section 7.13 below.

         SECTION 3.5.   Issuance of Securities.

                  (a) Convertible Note. Upon payment by the Purchaser of the Principal Amount, the issuance of the Convertible Note shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company.

                  (b) Conversion Shares. Upon exercise in accordance with the terms of the Convertible Note, the issuance of the Conversion Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company.

                  (c) Compliance with Laws. Assuming the representations and warranties of the Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws.

                  (d) Potential Dilution. The Company understands and acknowledges that, in certain circumstances, the issuance of the Conversion Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue the Conversion Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         SECTION 3.6. No Conflicts. The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

         SECTION 3.7. Financial Information and SEC Reports. Since July 31, 2000, the Company has timely filed all forms, reports and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Company has delivered to the Purchaser true and complete copies of the SEC Reports, except for such exhibits and incorporated documents. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations or condition (financial or otherwise) since the date of the Company's most recent Report on Form 10-Q for the quarter ended April 30, 2001 which have not been disclosed in the Company's SEC Reports, its September 25, 2001 report on the financial results for the fiscal year ending July 31, 2001, or to the Purchaser in writing. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, its September 25, 2001 report on the financial results for the fiscal year ending July 31, 2001, or to the Purchaser in writing, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent. Since April 30, 2001 (the "Balance Sheet Date"), except as disclosed in the SEC Reports, its September 25, 2001 report on the financial results for the fiscal year ending July 31, 2001, or to the Purchaser in writing, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company and its Subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

         SECTION 3.8. Litigation. Except as set forth in the SEC Reports, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.

         SECTION 3.9.   Compliance with ERISA and other Benefit Plans.

         (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

         (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

         (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

         SECTION 3.10. Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a Material Adverse Effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

         SECTION 3.11. Taxes. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

         SECTION 3.12.  Investments, Joint Ventures.  Other than as set forth on
Schedule 3.1, , the Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

         SECTION 3.13. Not an Investment Company. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.14. Full Disclosure. The information heretofore furnished by the Company to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         SECTION 3.15. No Solicitation; No Integration with Other Offerings. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. The issuance of the Securities to the Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq Market.

         SECTION 3.16. Permits. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

         SECTION 3.17. Leases. Except as disclosed on Schedule 3.17 hereto, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

         SECTION 3.18. Absence of Any Undisclosed Liabilities or Capital Calls. Except for litigation described in the SEC Reports, there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to Section 3.7 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 3.19. Public Utility Holding Company. Neither the Company nor any Subsidiary is, or will be upon the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

         SECTION 3.20. Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

         SECTION 3.21. Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

         SECTION 3.22. Title to Properties. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 3.7, free and clear of all Liens, other than Liens set forth on Schedule 3.22 or in the SEC Reports.

         SECTION 3.23. Eligibility to Use Form S-3. As of the date hereof, the Company meets the "registrant eligibility" requirements set forth in the general instructions applicable to registration statements on Form S-3 covering the resale of the Registrable Securities.

         SECTION 3.24. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


                                   ARTICLE IV

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

         SECTION 4.1. Representations and Warranties. The Purchaser hereby represents and warrants to the Company solely that:

                  (a) the Purchaser is an "accredited investor" within the meaning of Rule 501(a)(3) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property shall at all times be and remain within its control;

                  (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within the Purchaser's partnership powers, and have been duly and validly authorized by all requisite corporate or partnership action;

                  (c) this Agreement has been duly executed and delivered by the Purchaser.

                  (d) the execution and delivery by the Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser;

                  (e) the Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as permitted under the Securities Act and applicable state securities laws, pursuant to either an effective registration statement or an exemption therefrom, and that the Securities will contain a legend to that effect.

                  (f) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to
         (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

                  (g) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

                  (h) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit the Purchaser's ability to rely thereon;

                  (i) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest; and

                  (j) the Purchaser is a limited partnership formed under the laws of the State of Delaware, is authorized and duly empowered to purchase and hold the Securities, has its principal place of business at the address set forth on the signature page and has not been formed for the specific purpose of acquiring the Securities.

         SECTION 4.2    Purchaser Covenants.

                  (a) The Purchaser agrees that, notwithstanding the Purchaser's rights under an effective registration statement as contemplated by the Amended Registration Rights Agreement, it shall not be permitted to publicly sell pursuant to such registration statement any or all of the Purchaser Shares, in each case, for the period from the Closing Date until the earlier of (i) the occurrence of an Acceleration Event, (ii) the delivery of a Prepayment Notice or
         (iii) the date twelve (12) months from the Closing Date.

                  (b) Notwithstanding anything to the contrary set forth in clause (a) above, the Purchaser will be permitted to (i) transfer the Convertible Note, Warrants and/or the Purchaser Shares to Affiliates, subject to compliance with all applicable securities laws,

         (ii) pledge the Convertible Note, Warrants and/or the Purchaser Shares as collateral against the obligations of the Purchaser, and (iii) transfer the Convertible Note, Warrants and/or the Purchaser Shares pursuant to any private transaction which is in compliance with the Securities Act or exemptions thereunder.

                  (c) The Purchaser acknowledges and agrees that the Company is publicly traded and that the Purchaser may have been provided material non-public information concerning the Company. The Purchaser acknowledges that federal and state securities laws prohibit it from trading securities of a Company about which it has material non-public information and the Purchaser agrees to comply with all such applicable laws.


                                    ARTICLE V

                 CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

         SECTION 5.1. Conditions Precedent to the Purchaser's Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Convertible Note at the Closing is subject to the satisfaction, on or before the Closing Date of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

                  (a) The Company shall have executed this Agreement, the Convertible Note, the Security Agreement, the Rights Agreement and the Amended Registration Rights Agreement and delivered the same to the Purchaser;

                  (b) The Company shall have delivered to the Purchaser the duly executed Convertible Note;

                  (c) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date;

                  (d) The Purchaser shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser, including but not limited to certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company (the form of such certificate is attached hereto as Exhibit E);
                   ---------

                  (e) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities;

                  (f) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

                  (g) No law or regulation shall have been imposed or enacted that, in the judgment of the Purchaser, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchaser could reasonably have any such effect;

                  (h) The Purchaser shall have received an opinion, dated the Closing Date, of counsel to the Company, substantially in the form attached as Exhibit F hereto;

                  (i) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid, including but not limited to the payment to the Purchaser of the Reimbursement Expense Fee and the Advisory Fee to Hunt Capital Growth, L.P. or its designee;

                  (j) The Company Corporate Documents shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchaser;

                  (k) Other than as disclosed in the SEC Reports, the Company's September 25, 2001 report on the financial results for the fiscal year ending July 31, 2001, or otherwise provided to the Purchaser in writing by the Company, there shall have occurred no change in the business, condition (financial or otherwise), operations, performance or properties of the Company or any Subsidiary which would have, in the aggregate, a Material Adverse Effect since April 30, 2001;

                  (l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or the Purchaser;

                  (m) The Purchaser shall have confirmed receipt of the Convertible Note, duly executed by the Company;

                  (n) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock (including but not limited to any suspension or delisting), which the Purchaser reasonably deems material in connection with the purchase of the Securities; and

                  (o) The Purchaser shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as it shall reasonably request.

         SECTION 5.2. Conditions to the Company's Obligations. The obligations of the Company to issue and sell the Securities to the Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to any Closing Date, of the following conditions:

                  (a) The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on the Closing Date and the Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date;

                  (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

                  (c) Receipt by the Company of duly executed counterparts of this Agreement, the Rights Agreement, the Security Agreement and the Amended Registration Rights Agreement signed by the Purchaser; and

                  (d) The Company shall have received payment of the Principal Amount.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof until the latter of (i) the date that the Convertible Note has either been repaid in its entirety and/or converted entirely into Common Stock and (ii) the date that the Purchaser and/or its Affiliates no longer qualifies as a Major Investor:

         SECTION 6.1. Information. The Company will deliver to the Purchaser promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission;

         SECTION 6.2. Payment of Obligations. The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         SECTION 6.3.   Maintenance of Property; Insurance.

                  (a) The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

                  (c) The Company will obtain and maintain insurance to cover any liabilities incurred by the actions of its directors and officers in an amount not less than $5,000,000.

                  (d) The Company will use its best efforts to maintain life insurance, payable to the Company, in an amount of at least $2,000,000 on the life of each of the Company's top two (2) executives (as designated from time to time by the Board of Directors).

         SECTION 6.4. Maintenance of Existence. The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

         SECTION 6.5. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the business, condition (financial or otherwise), operations, performance, properties of the Company or such Subsidiary.

         SECTION 6.6.   Maintenance of Records; Inspection

                  (a) The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities.

                  (b) The Company will permit, and will cause each Subsidiary to permit, the Purchaser's Designee or an affiliate thereof, as representatives of the Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice and during normal business hours, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with the Purchaser the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times.

         SECTION 6.7. Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

         SECTION 6.8.   Use of Proceeds.

                  (a) The Principal Amount shall be used by the Company as set forth on Schedule 6.8 attached hereto and for other working capital purposes.

                  (b) No portion of the Principal Amount shall be used by the Company, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

                  (c) No portion of the Principal Amount shall be used by the Company, directly or indirectly, to make any principal payment on or prepay any Debt of the Company or to settle any pending litigation in which the Company is involved.

         SECTION 6.9. Compliance with Terms and Conditions of Material Contracts. The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

         SECTION 6.10.  Reserved Shares and Listings

                  (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the conversion in full of the Convertible Note and the issuance of the Conversion Shares and the exercise in full of the Warrants and the issuance of the Warrant Shares.

                  (b) The Company shall promptly file the Listing Applications and secure the listing of the Conversion Shares (and any Warrant Shares not previously the subject of a Listing Application) upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are listed at the time of conversion (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion, in whole or in part, of the value of the Convertible Note and the exercise of the Warrants.

                  (c) The Company will obtain and maintain the listing and trading of its Common Stock on the Nasdaq Market, the Nasdaq SmallCap Market, the New York Stock Exchange, Inc., or the American Stock Exchange Inc., and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to the Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on the Nasdaq Market.

         SECTION 6.11. Irrevocable Instructions. Upon receipt of a Notice of Conversion in respect of the Convertible Note, the Company shall immediately issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Conversion Shares, in such amounts as specified from time to time by the Purchaser to the Company upon proper conversion, in whole or in part, of the value of the Convertible Note. Upon conversion, in whole or in part, of the value of the Convertible Note, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 6.11 shall affect in any way the Purchaser's obligation to comply with all securities laws applicable to the Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

         SECTION 6.12. Maintenance of Reporting Status; Supplemental Information. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchaser of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

         SECTION 6.13. Form D; Blue Sky Laws. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

         SECTION 6.14.  Right of First Refusal Upon Issuance of New Securities.

                  (a) In the event that the Company offers to issue any of its equity stock, or any securities exercisable or exchangeable for or convertible into any equity security or otherwise having an equity feature, other than (i) the issuance of any security in connection with employee/director stock grants, employee stock options or purchase plans, (ii) the issuance of any security upon the exercise or conversion of any outstanding convertible securities, rights, options or warrants to acquire Common Stock of the Company in existence as of the date hereof, or (iii) the issuance of any security in the first Qualified Public Offering of the Company following the Closing Date ("New Securities"), the Company hereby grants to the Purchaser the right of first refusal to purchase a pro rata share of any such New Securities.

                  (b) "Pro rata" shall mean, for purposes of this section, the ratio of the number of the Conversion Shares held by the Purchaser immediately prior to the issuance of New Securities, assuming full conversion of the then current value of the Convertible Note calculated in accordance with the conversion procedures set forth in the Convertible Note, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion and/or exercise of all outstanding convertible securities, rights options, and warrants to acquire Common Stock of the Company. The rights granted under this Section 6.14 shall be in addition to and not in lieu of any other such rights of first refusal relating to any debt or equity securities of the Company other than the Convertible Note or the Conversion Shares which may be or may have been granted to Purchaser by the Company in any other documents or instruments.

                  (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same.

                  (d) The Purchaser shall have ten (10) days after any such notice is mailed or delivered to agree to purchase the Purchaser's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  (e) The Company's obligations under this Section 6.14 shall terminate upon the earlier of (i) the completion of the first Qualified Public Offering following the Closing Date (ii) the date the Convertible Note has been repaid in its entirety or (iii) the date the Convertible Note has been converted entirely into Common Stock.

                  (f)   The Company's obligations to the Purchaser under this
         Section 6.14 are expressly transferable by the Purchaser to one, and only one, Person to whom the Purchaser transfers no less than fifty percent (50%) of the Principal Amount of the Convertible Note, and if the Purchaser elects to transfer the Convertible Note together with the rights under this Section 6.14, then the Purchaser will have no residual rights whatsoever under this Section 6.14 after the date of such transfer.

                  (g) The provisions of this Section 6.14 expressly supercede and replace in their entirety the provisions of Section 6.14 in the Prior Securities Purchase Agreement as of the date hereof.

         SECTION 6.15.  Purchaser's Designee on the Company's Board of
Directors.

                  (a) Pursuant to the terms of the Prior Securities Purchase Agreement, the Company agreed to use its best efforts to cause one person designated by the Purchaser (the "Purchaser's Designee") to be elected as a member of the Board. For the period beginning from the date of this Agreement and ending on the earlier to occur of (i) the fifth anniversary of the Closing, or (ii) the date that the Purchaser no longer qualifies as a Major Investor, the Company agrees to continue to use its best efforts to cause the Purchaser's Designee to be elected as a member of the Board, including, but not limited to, taking any of the following actions: creating a vacancy on the Board, nominating the

         Purchaser's Designee to the Board from time to time and at all meetings or actions of the stockholders of the Company, and using its best efforts to provide information to, and promote the election of the Purchaser's Designee by, the Company's stockholders. As of the date hereof, the Company represents and warrants that (x) its existing Board has lawfully nominated J.R. Holland, Jr., the initial Purchaser's Designee, as a class III director for a term expiring in 2002, such nomination was approved by the Company's shareholders at the annual meeting of the Company which was held on Monday, December 13, 1999, and
         (y) the actions taken by the Board in clause (x) and which it will continue to take under the provisions of this Section 6.15 are valid and binding and do not and will not create or result in a breach of the Company's Certificate of Incorporation, Bylaws or any other material agreement of the Company.

                  (b) The Company shall provide notice to the Purchaser at least thirty (30) days prior to any upcoming nomination by the Board or vote of the Company's stockholders regarding the election of or continued service of the members of the Board. The Purchaser may, at any time, with or without cause, remove and replace the Purchaser's Designee with another individual selected by the Purchaser. If the Purchaser desires to select another Purchaser's Designee, then the Purchaser shall provide written notice to the Company of its replacement designee, and the Company will take all necessary action and use its best efforts to promptly cause such replacement of the Purchaser's Designee to occur.

                  (c)   The Company's obligations to the Purchaser under this
         Section 6.15 are expressly transferable by the Purchaser to one, and only one, Person to whom the Purchaser transfers no less than fifty percent (50%) of the Principal Amount of the Convertible Note, and if the Purchaser elects to transfer the Convertible Note together with the rights under this Section 6.15, then the Purchaser will have no residual rights whatsoever under this Section 6.15 after the date of such transfer.

                  (d) The provisions of this Section 6.15 expressly supercede and replace in their entirety the provisions of Section 6.15 in the Prior Securities Purchase Agreement as of the date hereof.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof until the date that the Convertible Note has either been repaid in its entirety and/or converted entirely into Common Stock, the Company shall be bound according to the restrictions set forth in each of following negative covenants unless any such restriction shall have been expressly waived in writing by the Purchaser:

         SECTION 7.1. Restrictions on Certain Amendments. The Company will not, without the prior written consent of the Purchaser, amend the rights and privileges granted under the Convertible Note, to adversely affect the rights or privileges granted under the Convertible Note.

         SECTION 7.2. Restricted Payment. The Company shall not make any Restricted Payment.

         SECTION 7.3. Debt. The Company shall not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt in existence on the date hereof, as shown on Schedule 7.3(a),
(b) trade payables incurred and paid in the ordinary course of business, (c) Contingent Liabilities in existence on the date hereof, as shown on Schedule 7.3(c), (d) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (e) Debt incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, capital lease obligation or otherwise) in an aggregate principal amount not to exceed five-hundred thousand dollars ($500,000) at any time outstanding, provided that such Debt is incurred simultaneously with such acquisition (the "Purchase Money Financing") and (f) the Permitted Senior Indebtedness (collectively (a) through (f) shall be referred to as the "Permitted Indebtedness").

         SECTION 7.4. Liens. The Company shall not create or suffer to exist any Lien upon any of its Properties, except (a) Liens created by the Security Agreement, (b) Liens in existence on the date hereof, as disclosed on Schedule 3.22, (c) tax, mechanics', materialmen's, warehousemen's, laborer's and landlord and other similar Liens relating to amounts that are not yet due and payable, or that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established, (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation and (e) Liens to secure the Permitted Indebtedness, provided that (x) any Lien securing any Purchase Money Financing
              --------
shall be created substantially simultaneously with the acquisition of such fixed or capital asset, (y) such Liens do not at any time encumber any property other than the property that is the subject of the Purchase Money Financing, and (z) the principal amount of Debt secured by any such Purchase Money Financing shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired. Except as provided in this Section 7.4, the Company shall not hereafter agree with any Person (other than the Purchaser) to grant a Lien on any of its assets or to permit the pledge of any of its equity interests.

         SECTION 7.5. Amendment of Organizational Documents. The Company shall not permit any amendment to its articles of incorporation so as to adversely affect the rights or privileges granted under the Convertible Note.

         SECTION 7.6. Sale and Leaseback. The Company shall not enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

         SECTION 7.7. Business. The Company shall not change the nature of its business as now conducted.

         SECTION 7.8. Transactions with Affiliates. The Company shall not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, on terms no less favorable than terms that could be obtained by the Company from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

         SECTION 7.9. Limitation on Restrictions. The Company shall not enter into, or suffer to exist, any agreement with any Person which prohibits or limits the ability of the Company to (a) pay Debt owed to the Purchaser, except as expressly permitted by the Security Agreement, (b) make loans or advances to the Company or (c) transfer any of its properties or assets to the Company.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

         SECTION 8.2.   No Waivers; Amendments.

                  (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Purchaser, or the Purchaser's permitted successors or assigns.

         SECTION 8.3.   Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser, its Affiliates, and each Person, if any, who controls the Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of the Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with (i) any failure of any representation, breach of any warranty of the Company in any of the Transaction Agreements to be true and correct when made and as of the Closing Date; (ii) any failure by the Company to perform or observe, or to have performed or observed, in full any covenant or agreement to be observed or performed by the Company in any Transaction Agreement; or (iii) any activities contemplated by any Transaction Agreement; provided that the Company
                                                    --------
         will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

                  (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company would suffer a Material Adverse Effect as a result of such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless:
         (i) the Company has failed to assume the defense and employ counsel or
         (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that
                                                         --------  -------
         the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchaser and the other Indemnified Parties, satisfactory in form and substance to the Purchaser, from all liability arising out of such action, claim, suit or proceeding.

                  (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchaser on the other, but also the relative fault of the Company and the Purchaser as well as any other relevant equitable considerations. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 8.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Transaction Agreements and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any other Indemnified Party.

         SECTION 8.4. Expenses: Documentary Taxes. At or promptly following the Closing Date, the Company agrees to pay (a) to the Purchaser the reasonable out-of-pocket expenses of the Purchaser, including attorneys' fees incurred in connection with the preparation and consummation of the contemplated Transaction Agreements and related disclosure reports required to be filed by the Purchaser or J.R. Holland, Jr. with the Securities and Exchange Commission as a result of the acquisition by Purchaser of the Securities (the "Expense Reimbursement Fee") and (b) to Hunt Capital Growth, L.P. or its designee, the Advisory Fee. If the Transaction Agreements are not consummated because the Purchaser has determined during its due-diligence review that the historical performance, future projects, or any information of the Company is significantly different from that presented to the Purchaser by the Company, the Company agrees to pay to the Purchaser the Expense Reimbursement Fee, calculated through the date the Purchaser made the determination not to consummate the Transaction Agreements.

         SECTION 8.5. Successors and Assigns. This Agreement shall be binding upon the Company and upon the Purchaser and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Purchaser. All provisions hereunder purporting to give rights to Purchaser and their affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns, except where transfer of the Purchaser's rights hereunder are expressly limited.

         SECTION 8.6. Brokers. The Company represents and warrants that other than the individuals or entities and their corresponding fees as set forth on
Schedule 8.6 hereof, it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchaser in connection with the sale of the Securities ("Broker's Fees"). The Company acknowledges that payment of any Broker's Fees is the Company's sole obligation and hereby indemnifies and holds the Purchaser harmless for any claim that the Purchaser is in any way obligated to pay any amount of such Broker's Fees.

         SECTION 8.7. Texas Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

         SECTION 8.9. Survival. All provisions contained in this Agreement (unless specifically noted to the contrary) shall survive the issuance of the Convertible Note and shall remain operative and in full force and effect until the Convertible Note has been repaid in full and/or converted entirely into Common Stock.

         SECTION 8.10. Counterparts. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.

         SECTION 8.11. Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to ever other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by any of the Transaction Documents or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchaser.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                             PROSOFTTRAINING.COM

                             By:
                                    --------------------------------------------
                             Name:  Jerrell M. Baird
                             Title: Chief Executive Officer

                             Address:    3001 Bee Caves Road, Suite 300
                                         Austin, Texas  78746
                             Telephone:  (512) 328-6140
                             Fax:        (512) 328-5239
                             Attn:       Chief Executive Officer


                             HUNT CAPITAL GROWTH FUND II, L.P.

                             By:  HUNT CAPITAL GROWTH, L.P.
                                  its general partner

                                  By:  HUNT CAPITAL
                                       MANAGEMENT, L.L.C., its
                                       general partner

                                       By:
                                            ------------------------------------
                                            Name:  J.R. Holland, Jr.
                                            Title: President

                                       Address:    1601 Elm Street
                                                   4000 Thanksgiving Tower
                                                   Dallas, Texas 75201
                                       Telephone:  (214) 720-1600
                                       Fax:        (214) 720-1662
                                       Attn.:      Thomas J. Fowler, Esq.

                                    EXHIBITS

      Exhibit A      Convertible Note
      Exhibit B      First Amendment to the Registration Rights Agreement
      Exhibit C      Rights Agreement
      Exhibit D      Security Agreement
      Exhibit E      Officer's Certificate
      Exhibit F      Opinion of Counsel

                                    SCHEDULES

                  Schedule 3.1         Subsidiaries
                  Schedule 3.3         Capitalization
                  Schedule 3.17        Leases
                  Schedule 3.22        Liens
                  Schedule 6.8         Use of Proceeds
                  Schedule 7.3(a)      Debt
                  Schedule 7.3(c)      Contingent Liabilities
                  Schedule 8.6         Broker's Fees